[IHS LETTERHEAD]

                              NEWS AND INFORMATION

FOR IMMEDIATE RELEASE:
---------------------


                                  Contact: Robert N. Elkins, M.D.
                                  Chairman & CEO
                                  Marc B. Levin
                                  Executive Vice President
                                  Integrated Health Services, Inc.
                                  (410)773-1000



                                  Available on the Internet: http://www.Ihs.com


             INTEGRATED HEALTH SERVICES FILES VOLUNTARY PETITION FOR
                            BANKRUPTCY REORGANIZATION


      Company to Continue Normal Operations; Receives Commitment for up to
                          $300 million in DIP Financing

Sparks,  MD, February 2, 2000 - Integrated  Health Services,  Inc. (OTC Bulletin
Board: IHSV) today announced that IHS and many of its operating subsidiaries have filed voluntary petitions with the U.S. Bankruptcy Court for the District of Delaware to reorganize under Chapter 11 of the U.S. Bankruptcy Code in order to restructure the company's debt obligations. The company elected to seek court protection in order to facilitate its efforts to restructure its capital and lease obligations.

In announcing today's Chapter 11 filing, company management emphasized that the filing has been organized to permit normal operations of its long term care facilities and other businesses.

To ensure that the company has the working capital necessary to operate its business, it has obtained a commitment for up to $300 million in debtor-in-possession (DIP) financing with Citibank, N.A. IHS has requested the Court's permission to access the DIP financing to fund normal business operations and other cash needs during the bankruptcy proceeding.

Because of significant debt repayment obligations, the company has commenced discussions with its banks and other lenders regarding the restructuring of the company's debt. The Court protection afforded by Chapter 11 will give the company an opportunity

                                     -more-


       INTEGRATED HEALTH SERVICES, INC. o INVESTOR RELATIONS DEPARTMENT
       910 Ridgebrook Road o Sparks, MD 21152 o 410-773-1035 o 410-773-1045(Fax)
to develop a plan for reorganization with the goal of emerging from bankruptcy in a stronger financial position. The company is also in discussions with some of the owners of the long term care facilities it operates in an effort to renegotiate or cancel certain unprofitable leases.

IHS is the seventh national provider to file for bankruptcy protection in the past six months. Other companies which have filed include Vencor Inc., Sun Healthcare Group Inc., Mariner Post-Acute Network, Inc., Lenox Health Care Inc., Frontier Group Inc., and Newcare Health Corporation.

"The dramatic impact of the implementation of the 1997 Balanced Budget act on our revenues and cash flow severely impacted the company's ability to service our current capital structure," said Robert N. Elkins, Chairman and Chief Executive Officer. "We believe we are taking the appropriate steps to assure that we emerge from the reorganization process with a sound capital structure. During this process, we will not lose sight of our core mission of providing quality patient care."

Integrated Health Services is a highly diversified health services provider, offering a broad spectrum of post-acute medical and rehabilitative services through its nationwide healthcare network. IHS's post-acute services include home respiratory services, subacute care, long term care and contract rehabilitation services.

         Statements in this press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, and product or service line growth, together with other statements that are not historical facts are "forward-looking statements" as that term is defined under the Federal Securities Laws. Any forward-looking statements are estimates, reflecting the best judgment of the party making such statements based upon currently available information and involve a number of risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Risks, uncertainties and factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company should be considered in light of those factors. Such factors may include, without limitation, the availability of terms of capital in light of recent losses, cash flow shortfalls and the Company's Chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; the Company's ability to attract patients given its current financial position; and the effects of the healthcare reform and legislation on the Company's business strategy and operations. There can be no assurance that factors will not affect the accuracy of such forward-looking statements. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


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